UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 3, 2008

ATC TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-21803	95-4486486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Opus Place, Suite 600, Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(630) 271-8100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On June 3, 2008, Aftermarket Technology Corp. (the “Company”) merged its inactive wholly owned subsidiary Autocraft Remanufacturing Corp., a Delaware corporation, with and into the Company pursuant to Section 253 of the Delaware General Corporation Law, with the Company being the surviving entity in the merger.

Pursuant to the merger, the Company changed its name from “Aftermarket Technology Corp.” to “ATC Technology Corporation.”

The terms of the merger, including the Company’s name change, are set forth in the Certificate of Ownership and Merger filed as an exhibit to this Periodic Report on Form 8-K.

The Company’s active wholly owned subsidiary Autocraft Industries, Inc. was not a party to the merger and continues in existence.

Item 7.01.   Regulation FD Disclosure.

At meetings with investors and analysts on June 3, 2008, the Company reaffirmed its previously released guidance for the year ending December 31, 2008:

•	total revenue of $540-$595 million;
•	income from continuing operations of $36-$42 million;
•	earnings per diluted share from continuing operations of $1.70-$2.05;
•	Logistics segment revenue of $340-$385 million and profit of $45-$52 million; and
•	Drivetrain segment revenue of $200-$210 million and profit of $15-$19 million.

At those meetings, the Company also indicated that free cash flow for 2008 is expected to be $20-$25 million and Logistics segment margins for the balance of 2008 are expected to be 14%-15%.

The information in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.   Financial Statements and Exhibits.

Exhibit 3.1:  Certificate of Ownership and Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2008	ATC TECHNOLOGY CORPORATION

	By:	/s/ Joseph Salamunovich
Title: Vice President